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                                                                     Exhibit 2.3

                                                                  EXECUTION COPY

                                  $300,000,000

                       ALLEGHENY TECHNOLOGIES INCORPORATED

                             8.375 % NOTES DUE 2011

                               Purchase Agreement




                                                              December 13, 2001

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Salomon Smith Barney Inc.
PNC Capital Markets, Inc.
BNY Capital Markets, Inc.
Mizuho International plc
Tokyo-Mitsubishi International plc

c/o      J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York 10017

Ladies and Gentlemen:

         Allegheny Technologies Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule I hereto (the "Initial Purchasers") $300,000,000 principal amount of its 8.375% Notes due 2011 (the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture to be dated as of December 18, 2001 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

         The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions therefrom.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated December 10, 2001 (the "Preliminary Memorandum") and has prepared a final offering memorandum dated the date hereof (the "Final Memorandum" and, with the Preliminary Memorandum, collectively, the "Offering Memorandum"), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities.

         The purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (as defined



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below) and to be substantially in the form attached hereto as Exhibit A (the
"Registration Rights Agreement"), pursuant to which the Company will file one or more registration statements with the Securities and Exchange Commission (the "Commission") registering with the Commission the Securities or the Exchange Securities referred to (and as defined) in such Registration Rights Agreement.

         The Company hereby agrees with the Initial Purchasers as follows:

         1. The Company agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Purchaser's name in Schedule I hereto at a price (the "Purchase Price") equal to 97.791% of their principal amount plus accrued interest, if any, from December 18, 2001 to the date of payment and delivery.

         2. The Company understands that the Initial Purchasers intend (i) to offer privately and pursuant to Regulation S under the Securities Act ("Regulation S") their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum.

         The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company the following representations and agreements:

                  (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

                  (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, persons who it reasonably believes to be (x) in the case of offers inside the United States "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act; and (y) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum.

With respect to offers and sales outside the United States, as described in clause (ii)(B)(y) above, each Initial Purchaser hereby represents and agrees with the Company that:

                  (i) it understands that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the


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         Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

                  (iii) it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

                  (iv) it has offered the Securities and will offer and sell the Securities (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D), nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

                  (v) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

         Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company, to the Initial Purchasers on December 18, 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or are required to be closed in New York City.


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         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more global notes (collectively, the "Global Note") representing the Securities, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY, 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. The Company represents and warrants to each Initial Purchaser that:

                  (a) the Preliminary Memorandum did not, as of its date, and the Final Memorandum will not, in the form used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein (the "Initial Purchasers' Information");

                  (b) the documents incorporated by reference in the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis;

                  (d) since the respective dates as of which information is given in the Preliminary Memorandum and Final Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as


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         a whole, and neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (f) each of the Company's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except for any directors' qualifying shares and minority interests) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company;

                  (h) the Securities have been duly authorized, and when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding instrument, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and the Securities and the Indenture will conform to the descriptions thereof in the Offering Memorandum;


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                  (i) the Registration Rights Agreement has been duly authorized and when executed and delivered by Company and the Initial Purchasers will constitute a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);
         and the Registration Rights Agreement will conform to the description thereof in the Offering Memorandum;

                  (j) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

                  (k) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect; the issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for conflicts, breaches, defaults or violations which would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under (A) state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (B) under the Securities Act with respect to the registration of the Exchange Securities pursuant to the terms of the Registration Rights Agreement;

                  (l) other than as set forth or incorporated by reference in the Final Memorandum, there are no legal or governmental investigations, actions, suits or


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         proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

                  (m) neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
         Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum or qualification under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (n) none of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" requirements of Regulation S.

                  (o) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                  (p) assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended;

                  (q) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (r) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

                  (s) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except


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         such as are described or referred to in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or which would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries or which would not have a Material Adverse Effect;

                  (t) except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

                  (u) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and (i) except as disclosed in the Offering Memorandum there is no tax deficiency which has been or might reasonably be expected to be asserted against the Company or any subsidiary which would have a Material Adverse Effect and (ii) the Company and its subsidiaries have complied in all respects with the rulings received from the Internal Revenue Service in connection with the Company's 1999 restructuring and spin off;

                  (v) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum, and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to own, posses or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, to make such declarations and filings, to be party to any such proceedings, or to comply with such laws and regulations would not, singly or in the aggregate, have a Material Adverse Effect;


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                  (w) there are no existing or, to the best knowledge of the
         Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

                  (x) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

                  (y) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

                  (z) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.


                                       9
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         5. The Company covenants and agrees with each of the several Initial
Purchasers as follows:

                  (a) to deliver to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

                  (b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

                  (c) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Initial Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law;

                  (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                  (e) so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or inter-dealer quotation system;

                  (f) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

                  (g) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";


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                  (h) if requested by you, to use its best efforts to cause the
         Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                  (i) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its subsidiaries of such quarter in reasonable detail;

                  (j) during the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                  (k) whether or not the transactions contemplated on this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as PORTAL securities, if so requested),
         (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) related to any filing with the National Association of Securities Dealers, Inc., (vii) payable to rating agencies in connection with the rating of the Securities, and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors;

                  (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

                  (m) the Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

                  (n) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                  (o) none of the Company, any of its affiliates (as defined in Rule 144(a)(1) under the Securities Act) or any person acting on behalf of any of the foregoing will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act;

                  (p) none of the Company, any of its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby;

                  (q) to comply with all of the terms and conditions of the Registration Rights Agreement; and

                  (r) prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the TIA, and to enter into any necessary supplemental indentures in connection therewith.

         6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (c) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto);

                  (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of either James L. Murdy, Executive Vice President of the Company or Richard J. Harshman, Vice President and Chief Financial Officer, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) and (b) of this Section and to the further effect that such officer has carefully examined the Offering Memorandum and there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto);

                  (e) Kirkpatrick & Lockhart LLP, counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (iii) the Securities have been duly authorized,
                  executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except to the extent that such obligations may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and the Securities and the Indenture conform to the descriptions thereof in the Offering Memorandum;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding instrument of the Company, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                           (v) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by, and is a valid and binding agreement of, the Company, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as the enforceability thereof may be limited by considerations of public policy;

                           (vi) The issue and sale of the Securities and the
                  performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach of or violation any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is listed as an exhibit to the most recent Annual Report on Form 10-K of the Company or subsequent Commission filings made by the Company pursuant to
                  Section 13 of the Exchange Act, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable statute, rule or regulation (except that such counsel may assume compliance with the Securities Act and applicable state securities laws and except for the provisions of Section 7 of this Agreement and Section 6 of the Registration Rights Agreement, as to which such counsel need express no opinion) of any governmental agency or body know to such counsel having jurisdiction over the Company, any of its subsidiaries or any of their respective properties;

                           (vii) no consent, approval, authorization, order,
                  license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under (i) state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (ii) under the Securities Act with respect to the registration of the Exchange Securities pursuant to the terms of the Registration Rights Agreement;

                           (viii) based upon the representations, warranties and
                  agreements of the Company in subparagraphs (m), (n) and (o) of
                  Section 4, subparagraphs (n), (o) and (p) of Section 5 and subparagraph (a) of Section 6 of this Agreement and of the Initial Purchasers in Section 2 of this Agreement and on the truth and accuracy of the representations and agreements deemed to be made by purchasers of the Securities contained in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the TIA; provided however that such counsel need not express any opinion with respect to the conditions under which the Securities may be further resold;

                           (ix) the Securities satisfy the requirements set
                  forth in Rule 144A(d)(3) under the Securities Act;

                           (x) the statements in the Offering Memorandum under
                  "Exchange Offer; Registration Rights", "Material Federal Income Tax Considerations", "Plan of Distribution", "Transfer Restrictions", and "Description of Notes" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents or proceedings;

                           (xi) the Company is not and, after giving effect to
                  the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xii) such counsel (A) is of the opinion that each
                  document filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) complied as to form in all material respects, when filed with the Commission, with the Exchange Act; and (B) believes that (except for the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief) the Final Memorandum did not, as of its date of issuance, and does not, as amended or supplemented, if applicable, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.;

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Pennsylvania and Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

The opinion of Kirkpatrick & Lockhart LLP, described above, shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (f) Jon D. Walton, Senior Vice President, Chief Legal and Administrative Officer of the Company, shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                           (i) the Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than that of its incorporation in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                           (ii) each of the Company's "significant subsidiaries"
                  (within the meaning of Rule 1-02 of Regulation S-X) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for any directors' qualifying shares and minority interests) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iii) other than as set forth or incorporated by
                  reference in the Final Memorandum, there is no legal or governmental investigation, action, suit or proceeding pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect;

                           (iv) to the best of such counsel's knowledge, neither
                  the Company nor any of its "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X) is a party or by which it is bound or to which any of its property or assets is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, in each case except for such breaches, violations or defaults which would not, singly or in the aggregate, have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X);

                           (v) each of the Company and its subsidiaries owns,
                  possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum, and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Offering Memorandum, except where the failure to own, posses or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, to make such declarations and filings, to be party to any such proceedings, or to comply with such laws and regulations would not, singly or in the aggregate, have a Material Adverse Effect;

                           (vi) each of the Company and its subsidiaries owns,
                  possesses or has the right to use the Intellectual Property employed by it in connection with the business conducted by it as of the date hereof, except where failure to so own, possess or have the right to use such Intellectual Property would not have a Material Adverse Effect; and

                           (vii) each of the Company and its subsidiaries is in
                  compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; there are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company or any of its subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Pennsylvania, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon.

                  (g) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

                  (h) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Cravath, Swaine & Moore, counsel to the Initial Purchasers, with respect to the validity of the Indenture, the Registration Rights Agreement and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (i) the Indenture shall have been executed and delivered by a duly authorized officer of the Company and the Trustee, and the Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company; and

                  (j) on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

         7. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Initial Purchasers' Information.

         Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference the Initial Purchasers' Information.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the

Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of the Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or there shall have been a material disruption in securities settlement or clearance services, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. The Company and the Initial Purchasers acknowledge and agree that the following constitutes the only Initial Purchaser's Information furnished to the Company in writing by any Initial Purchaser expressly for use in the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; and (ii) the statements concerning the Initial Purchasers contained in the third, eleventh, twelfth and thirteenth paragraphs under the heading "Plan of Distribution".

         12. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No Initial Purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         13. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (telefax: (212) 834-6702); Attention:
Transaction Execution Group. Notices to the Company shall be given to it at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 (telefax: (412) 394-2800),
Attention: Jon D. Walton, Senior Vice President, Chief Legal and Administrative Officer.

         14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            ALLEGHENY TECHNOLOGIES INCORPORATED



                                            By:  /s/ Robert S. Park
                                                -------------------------------
                                                 Name:  Robert S. Park
                                                 Title: Vice President and
                                                        Treasurer

ACCEPTED:  DECEMBER 13, 2001



J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
PNC CAPITAL MARKETS, INC.
BNY CAPITAL MARKETS, INC.
MIZUHO INTERNATIONAL PLC
TOKYO-MITSUBISHI INTERNATIONAL PLC

By: J.P. Morgan Securities Inc.



By:  /s/ Jose C. Padilla
   -----------------------------
Jose C. Padilla
Vice President



By: Banc of America Securities LLC



By: /s/ Lily Chang
   -----------------------------
Lily Chang
Principal

                                                                    SCHEDULE I



                                                               Principal Amount
                                                               of Securities
Initial Purchaser                                              To Be Purchased
-----------------                                              ---------------
J.P. Morgan Securities Inc...................................    $ 105,000,000
Banc of America Securities LLC...............................      105,000,000
Salomon Smith Barney Inc.....................................       51,000,000
PNC Capital Markets, Inc.....................................       15,000,000
BNY Capital Markets, Inc.....................................        9,000,000
Mizuho International plc.....................................        9,000,000
Tokyo-Mitsubishi International plc...........................        6,000,000
                                                                 -------------
                                    Total:...................    $ 300,000,000